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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K

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                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of report (Date of earliest event reported): October 18, 2005

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                            SonomaWest Holdings, Inc.
               (Exact Name of Registrant as Specified in Charter)

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          Delaware                    000-01912                  94-1069729
(State or other jurisdiction    (Commission File Number)       (IRS Employer
      of incorporation)                                      Identification No.)


                2064 Highway 116 North
                Sebastopol, California                             95472
       (Address of Principal Executive Offices)                  (Zip Code)

       Registrant's telephone number, including area code: (707) 824-2534

                                      Same
         (Former name or Former Address, if Changed Since Last Report.)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement

      The disclosures set forth below under Item 8.01, Other Events, are hereby incorporated by reference into this item.

Item 2.01 Completion of Acquisition or Disposition of Assets

      To the extent it is deemed to involve a sale of assets, the disclosure under Item 8.01 Other Events, below under the caption "MetroPCS Shares," is hereby incorporated by reference into this Item.

Item 8.01 Other Events

      Credit Agreement. On October 18, 2005, SonomaWest Holdings, Inc. (the "Company" or "SonomaWest"), entered into a credit agreement with Wells Fargo Bank, National Association. The credit agreement replaces the Company's previous credit agreement with the bank and, in part, refinances approximately $1,606,300 of indebtedness under the previous agreement. The credit agreement provides for a line of credit, which is available through September 1, 2010. The line of credit provides for advances not to exceed at any time an aggregate principal amount of $500,000, and advances under the line of credit may be used to provide funds for tenant improvements. The term note bears interest at the bank's prime rate plus .25% (or, at the Company's election, the LIBOR rate, as defined, plus 3.25%), with monthly principal payments of approximately $6,700 beginning November 1, 2005. Unpaid principal and interest is due on the maturity date of October 1, 2010. The note is secured by a first deed of trust on the Company's property (the "North Property") located at 2064 Gravenstein Highway North, Sebastopol, California.

      The credit agreement includes a number of customary representations, warranties and covenants, including: a requirement to maintain a minimum earnings before interest, taxes, depreciation and amortization ("EBITDA") Coverage Ratio, as defined, of not less than 1.1 to 1.0 on an annual basis, determined as of each fiscal year end; a Debt Service Coverage Ratio, as defined, of not less than 2.0 to 1.0 on a semi-annual trailing four-quarter basis determined as of each June 30 and December 31; and unencumbered cash and cash equivalents of not less than $1,000,000 at all times.

      In connection with the new credit agreement, the Bank obtained an appraisal from a third party concerning the Company's North Property that serves as collateral securing the Company's obligations under the credit agreement. Based upon a number of valuation approaches, for purposes of the credit agreement the appraiser appraised the North Property at approximately $14,000,000. This appraisal was obtained by the bank solely for purposes of its analysis of the security underlying the credit agreement. The Company also requested the appraiser to appraise the Company's south property (the "South Property"), and the appraiser appraised the South Property at approximately $4,000,000. The appraisals are based on a number of assumptions concerning the properties, including assumptions concerning the amount of rent paid by tenants on the properties, rental rates, expenses of owning and maintaining the properties, occupancy rates by tenants and renewals by existing tenants of their leases. For example, the appraisals assume lease renewals by major tenants. There can be no assurances that the Company's significant existing tenants, or future significant tenants, will renew their leases or enter into new leases with the Company either at all or on terms that are economically favorable to the Company, and if one or more major tenants do not renew the leases upon expiration of current leases and new tenants are not found for the space at comparable or more favorable rental rates, or if renewals are on economic terms less favorable to the Company than the existing lease

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terms, then the lower occupancy rate and/or lower returns to the Company from future leases could substantially reduce the value of the properties. Similarly, the assumptions utilized in the appraisal concerning the rent per square foot paid by tenants for different portions of the properties could prove erroneous, overstating the amount of income from the properties and resulting in a lower value for the properties. Any one or more of the assumptions utilized in the appraisal could prove different from actual circumstances, and the differences could result in a significantly lower value for the properties than the amounts reflected in the appraisals. The Company makes no representations or assurances concerning the accuracy of the appraisals. The Company did not provide any substantive input into the valuation process other than providing access to the properties or consult with the appraiser concerning the assumptions or procedures utilized by the appraiser. The actual value of the property could differ materially from, and could be materially less than, the values reflected in the appraisals. In addition, the real estate market in general, and in Northern California in particular, is volatile, and properties can experience significant decreases in value. The values reached in the appraisals do not necessarily bear a relationship to, or represent, the price or range of prices that a third party buyer might be willing to offer or pay to purchase the North Property or the South Property, and as of the date of this Report on Form 8-K the Company has not solicited or received any indications of interest or offers to purchase either property.

      MetroPCS Shares. As the Company has previously reported in its filings with the Securities and Exchange Commission, the Company holds an investment in MetroPCS Communications, Inc. ("MetroPCS"), a privately held telecommunications company, through its ownership of shares of Series D Preferred Stock of MetroPCS.

      As the Company previously reported in its Annual Report on Form 10-K for the year ended June 30, 2005, pursuant to a cash tender offer made by certain third parties to purchase shares of MetroPCS Series D Preferred Stock and common stock, the Company tendered 20% of the shares of MetroPCS Series D Preferred Stock that it holds. The Company's total original investment in all of the MetroPCS shares that it holds is approximately $3 million, and the price per share offered in the tender offer was approximately three times the original investment amount per share paid by the Company for its MetroPCS shares, including the cumulative unpaid dividends of $562,529 as of June 30, 2005.

      Based on the price per share offered in the tender offer, the remaining MetroPCS shares held by the Company would have a value of approximately $7,200,000. There can be no assurance, however, that the Company will be able to achieve liquidity for its remaining MetroPCS shares in the future at the price offered in the tender officer or at any other price.

      All of the shares tendered by the Company have been accepted for purchase, the purchasers have deposited the funds representing the purchase price for shares accepted for tender with the depositary, and the Company expects to receive, in the near future, gross proceeds of approximately $1,800,000 from sale of the shares. The Company believes that, after applying available net operating losses for federal and state tax purposes, the net proceeds from the sale of the MetroPCS shares will be approximately $1,600,000.

Item 9.01 Financial Statements and Exhibits

      None

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                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                            SONOMAWEST HOLDINGS, INC.

Date: October 24, 2005                      By:  /s/ Walker R. Stapleton
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                                                 Walker R. Stapleton
                                                 Chief Executive Officer